AMENDED AND RESTATED CONVERTIBLE SECURED PROMISSORY NOTE

$250,000.00 (USD)	Dallas, Texas
August 19, 2008

FOR VALUE RECEIVED, Gulf Onshore, Inc.., a Nevada corporation ("MAKER"), promises to pay, in lawful money of the United States of America, to the order of South Beach Live, Inc. a Florida corporation, ("HOLDER"), at 16928 Club Hill Dr. Dallas, TX 75248, or at such other place as Holder shall from time to time direct, the principal amount of Two Hundred and Fifty Thousand and 00/100 U.S. Dollars ($250,000.00) (the "PRINCIPAL"), together with accrued interest on the unpaid Principal (the "INTEREST"), as it exists from time to time, at the rate of ten percent (10%) per annum (the "INTEREST RATE"), calculated from the date hereof until paid in full in accordance with the following terms and conditions:

1.  PURCHASE MONEY SECURITY INTEREST.   The funds due South Beach Live, Inc. are for payment of the contracted purchase price for all the shares of Curado Energy Resources, Inc. by Gulf Onshore, Inc.  To secure the payment of the amounts due, Gulf Onshore, Inc. and Curado Energy Resources, Inc., respectively, hereby grant to South Beach Live, Inc. a security interest in all of the shares of Curado Energy Resources, Inc., as well as all of its assets.  Furthermore, Curado Energy Resources, Inc. guarantees the payment of amounts due to South Beach Live, Inc. from Gulf Onshore, Inc., such guarantee is secured by a security interest granted in all of the assets of Curado Energy Resources, Inc.  The parties have executed a Security Agreement and Guarantee Agreement, which are incorporated herein.

2.  MATURITY.  The entire unpaid Principal, together with accrued and unpaid Interest, if any, and all other charges due hereunder, if any, shall be due and payable, unless sooner paid, on the first (1st) anniversary of the date of this Note; provided, however, upon the written agreement of Maker and Holder, such due date may be extended by up to one (1) year (as applicable, the "MATURITY DATE").

3.  PAYMENTS.  All unpaid Principal and accrued and unpaid Interest shall be due and payable on the Maturity Date.

4.  MANNER OF PAYMENTS.  Principal and Interest, and all other charges due hereunder, if any, shall be payable in U.S. Dollars at the office of Holder set forth above, or at such other place as Holder from time to time may designate in writing, without deduction or setoff.

5.  ASSIGNMENT/ENDORSEMENT.  The Holder may, from time-to-time, assign or endorse some or all of this Note, and any related conversion rights, but not rights under the Security Agreement, to a creditor, obligor or other purchaser, upon notice, but without approval of, the Maker.  The Maker shall have the right to prepay this Note to Holder prior to such assignment or endorsement, by tendering all amounts due to Holder within one (1) business day of receipt of such notice.  In the event Holder assigns or endorses only a portion of the Note, the assignee or endorsee shall have the right to demand that Maker draft and execute such additional number of Notes so as to reflect such transfer, canceling the original Note and replacing it with as many Notes in as may be required, in the form of this Note, each of which shall be binding on Maker.

6.  CONVERSION.

(a)  The Maker will also authorize the issue of One Million (1,000,000) shares of its common stock (hereinafter called "The Stock") and will authorize the issuance of and reserve for such purchase such a number of additional shares of common stock (hereinafter called the "Conversion Stock") as may from time to time be the maximum number required for issuance upon conversion of the Note pursuant to the conversion privileges hereinafter stated.

(b)  A.  The Holder of any of the Notes at any time up to and including the maturity date (or, as to any of the Notes to which notice of prepayment shall have been given, at any time up to the close of business on the third business day prior to the day fixed for prepayment) but not thereafter may convert the Notes in whole or in part into as many fully paid and nonassessable shares of Common Stock of the Maker as the principal amount of the Note so converted in a multiple of Twenty Five Cents (.25) per share, or such lesser amount as may be provided under subsection D of this paragraph, and upon surrender of the certificate representing the Notes to the Maker at its principal office in the City of Addison, Texas. If any of the Notes shall be converted in part, the Maker shall, at Holder’s option and without charge to the Holder, either (i) execute and deliver to the Holder Notes for the balance of the principal amount so converted, or (ii) make notes hereon as to the principal of the amount converted.

B.  Upon conversion of any of the Notes, all accrued and unpaid interest on the principal amount converted shall be paid to the Holder by the Maker.

C.  The Maker shall take all necessary steps to maintain the registration for the shares held subject to the conversion privilege as described in this section.

D.  In the case the Maker shall issue or sell any share of its Common Stock (other than the Stock Shares issued upon conversion of any of the Notes) without consideration or for consideration per share less than the conversion price of Twenty Five Cents (.25)  per share, then forthwith upon such issuance or sale, the conversion price shall be adjusted to that price paid, or $.001 (par value) if no consideration is paid or given.  Holder agrees that it will not seek conversion at any price less than Twenty Five Cents (.25) per share prior to the Maturity Date.

E.  In case the Maker shall at any time divide its outstanding shares of Common Stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision should be proportionately reduced, and, conversely, in the case outstanding shares of Common Stock of the Maker shall be combined into a smaller number of shares, the actual conversion price in effect immediately prior to such combination shall be proportionately increased.

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F.  In case the Maker shall declare a dividend or make a distribution of any Stock of the Maker payable in Common Stock or in Convertible Securities, the aggregate maximum number of shares of Common Stock issuable in payment of such dividend or distribution, or upon conversion of or in exchange for such Convertible Securities issuable in payment of such dividend or distribution, shall be deemed to have been issued or sold without consideration.

G.  No fractional share of Common Stock shall be issued upon conversion of any of the Notes.  If any Holder of the Notes shall have converted all the Notes held by him other than a principal amount so small that less than a whole share of Common Stock would be issuable upon conversion thereof, the Maker may elect to prepay such balance, with interest accrued thereon to the date fixed for prepayment, or leave the same outstanding until the maturity of the Note.

H.  In any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Notes (other than a change in stated value) or in the case of any consolidation or merger of the Maker with any other corporation, or in the case of the sale and conveyance to another to another corporation or person of the property of the Maker in its entirety or substantially as an entirety, the Maker shall, as a condition precedent to such transaction, cause effective provisions to be made that each Holder of the Notes then outstanding shall have the right thereafter to convert the Notes into the kind and amount of shares of Stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of shares of Common Stock in the Maker into which such Notes might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

7.  PREPAYMENT.  The Principal may be prepaid, in full or in part, at any time and from time to time, without premium or penalty; provided, however, all accrued and unpaid Interest must be  concurrently paid at the time of such prepayment of Principal.

8.  DEFAULT.  Maker shall be in default under this Promissory Note upon the occurrence of any of the following events (each, a "DEFAULT"):

(a)  Maker fails to make any payment of Principal or Interest when due, or fails to perform any of the terms, conditions or obligations hereunder, and such failure continues for a period of fifteen (15) calendar days after receipt by Maker from Holder of written notice thereof;

(b)  Maker shall file or have filed against it, voluntarily or involuntarily, a petition for its winding up, or shall procure or suffer the appointment of a receiver for any portion of its properties or assets, or shall make an assignment for benefit of its creditors, provided same is not cured within thirty (30) calendar days of such event occurring;

(c)  Maker ceases operations, is dissolved, or terminates its existence; or

(d)  any change of control of Maker, such that it would be obligated to file a Form 8-K with the Securities and Exchange Commission.

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Upon a Default, the entire unpaid Principal, together with accrued and unpaid Interest, and all other charges due hereunder, if any, shall immediately become due and payable and Holder may proceed at once to exercise any or all remedies available to Holder under this Promissory Note or at law or equity. At such time as a judgment is obtained for any amounts owing under this Promissory Note, interest shall continue to accrue on the amount of the judgment at the Interest Rate.

9.  OTHER OBLIGATIONS.  Maker agrees to pay all costs of collection if suit be brought. Costs of collection include, without limitation, reasonable attorneys' fees if this Promissory Note is placed in the hands of attorneys for collection (whether or not suit is brought to collect the amount past due), together with all court costs, investigative costs and other expenses incurred in the prosecution of any suit.

10.  REMEDIES CUMULATIVE.  All remedies herein given to Holder are cumulative and not alternative, are in addition to all of the same which are available to Holder under all statutes at law or in equity, and may be exercised in any order or simultaneously, at Holder's sole election. Any forbearance or delay by Holder in exercising the same shall not be deemed to be a waiver thereof, and the exercise of any right or partial exercise thereof shall not preclude the further exercise thereof, and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Holder.

11.  SEVERABILITY.  If any provision of this Promissory Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Promissory Note shall remain in full force and effect and shall be liberally construed in favor of Holder in order to effect the provisions of this Promissory Note.

12.  WAIVER OF ERRORS.  Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Holder under the terms of this Note, as well as all benefit that might accrue to Maker by virtue of any present or future laws providing for any stay of execution to be issued on any judgment recovered on this Promissory Note, and Maker agrees that any real or personal property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold upon any such writ, in whole or in part, in any order desired by Holder.

13.  WAIVER OF NOTICES.  Maker hereby waives diligence, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Promissory Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Promissory Note, and agrees that Maker's liability hereunder shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder. Maker consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Holder with respect to the payment or other provisions of this Promissory Note, with or without substitution.

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                13.  NO WAIVER.  Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver in one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to any subsequent Default, or, in the event of continuance, of any existing Default.

14.  APPLICABLE LAW.  This Note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the choice of law rules of that State.

15.  AMENDMENT.  This Note shall in no event be amended or modified, except by an instrument in writing executed by the party to be bound thereby.

16.  NUMBER AND GENDER.  Whenever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, and the words "Holder" and "Maker" shall be deemed to include the respective successors and assigns of Holder and Maker.

17.  CAPTIONS.  The captions set forth in this Note are for convenience only and do not comprise a part of this Note.

IN WITNESS WHEREOF, this Note has been executed as of the date first hereinabove written.

"MAKER"
Gulf Onshore, Inc.
By:

Name:
Its:	President

“HOLDER”

South Beach Live, Inc.

By:

Name:
Its:	Its:

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SECURITY AGREEMENT

1.           Grant. On the 10th day of June, 2008, Gulf Onshore, Inc., a Nevada corporation with its principal place of business at 4310 Wiley Post Rd., Ste. 201, Addison, TX  75001 (hereinafter called "Debtor"), entered into a Convertible Promissory Note in favor South Beach Live, Inc., a Florida corporation with its principal place of business at 16928 Club Hill Dr. Dallas, TX 75248 (hereinafter called "Secured Party") which is incorporated herein as if set forth here in entirety.  Subsequently, on August 19, 2008, Debtor and South Beach Live, Inc entered into an Amended and Restated Convertible Promissory Note, in similar term and amount, and as part of the valuable consideration therefore, receipt whereof is acknowledged by Debtor, Debtor granted to South Beach Live, Inc. a security interest in, and mortgages to Secured Party, the following described property and interests in property of Debtor (hereinafter called the "Collateral"):

All of the Shares of Debtor’s wholly-owned subsidiary, Curado Energy Resources, Inc., and all of the Assets of Curado, including specifically any in any oil, gas or mineral lease held by Curado in Throckmorton or Shackelford Co., Texas to secure payment of the following obligations of Debtor to Secured Party (all hereinafter called the "Obligations"):

All obligations and liabilities of Debtor to Secured Party (including without limitation all debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, or by oral agreement or operation of law or otherwise, including but not by way of limitation, the Amended and Restated Convertible Promissory Note.

2.           Warranties and Covenants of Debtor.  Debtor warrants and covenants that:

(a)           Except for the security interest granted hereby and the security interest granted to Secured Party, Debtor is the owner of the Collateral free from any adverse lien, security interest or encumbrance; and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

(b)           No Financing Statement covering any of the Collateral or any proceeds thereof is on file in any public office, except in favor of Secured Party.  The Debtor shall immediately notify the Secured Party in writing of any change in name, address, identity or corporate structure from that shown in this Agreement and shall also upon demand furnish to the Secured Party such further information and shall execute and deliver to Secured Party such financing statements and other documents in form satisfactory to Secured Party and shall do all such acts and things as Secured Party may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Obligations, subject to no adverse liens or encumbrances; and Debtor will pay the cost of filing the same or filing or recording this agreement in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable.  A carbon, photographic or other reproduction of this agreement is sufficient as a financing statement.

                                (c)           Debtor will not sell or offer to sell, assign, pledge, lease or otherwise transfer or encumber the Collateral or any interest therein, without the prior written consent of Secured Party.

(d)           Debtor shall keep the Collateral at all times insured against risks of loss or damage by fire (including so-called extended coverage), theft and such other casualties as Secured Party may reasonably require, including collision in the case of any motor vehicles, all in such amounts, under such forms of policies, upon such terms, for such periods and written by such companies or underwriters as Secured Party may approve, losses in all cases to be payable to Secured Party and Debtor as their interests may appear.  All policies of insurance shall provide that Secured Party's interest therein shall not be invalidated by the act, omission or neglect of anyone other than Secured Party and for at least ten days' prior written notice of cancellation to Secured Party.  Debtor shall furnish Secured Party with certificates of such insurance or other evidence satisfactory to Secured Party as to compliance with the provisions of this paragraph.  Secured Party may act as attorney for Debtor in making, adjusting and settling claims under and cancelling such insurance and endorsing Debtor's name on any drafts drawn by insurers of the Collateral.

(e)           Debtor will keep the Collateral free from any adverse lien, security interest or encumbrance and in good order and repair, shall not waste or destroy the Collateral or any part thereof, and shall not use the Collateral in violation of any statute, ordinance or policy of insurance thereon.

(f)           Secured Party may examine and inspect the Collateral at any reasonable time or times, wherever located.

(g)           Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this Agreement or upon any note or notes evidencing the Obligations.

3.           Additional Rights of Parties.  At its option, Secured Party may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may place and pay for insurance on the Collateral upon failure by the Debtor, after having been requested to do so, to provide insurance satisfactory to the Secured Party, and may pay for the maintenance, repair, and preservation of the Collateral.  To the extent permitted by applicable law, Debtor agrees to reimburse Secured Party on demand for any payment made, or any expense incurred by Secured Party pursuant to the foregoing authorization.  Until default Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this agreement and not inconsistent with any policy of insurance thereon.

4.           Events of Default.  Debtor shall be in default under this agreement upon the occurrence of any of the following events or conditions, namely: (a) default in the payment or performance of any of the Obligations or of any covenants or liabilities contained or referred to herein or in any of the Obligations; (b) any warranty, representation or statement made or furnished to Secured Party by or on behalf of Debtor proving to have been false in any material respect when made or furnished; (c) loss, theft, substantial damage, destruction, sale or encumbrance to or any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon; (d) dissolution, termination of existence, filing by Debtor or by any third party against Debtor of any petition under any Federal bankruptcy statute, insolvency, business failure, appointment of a receiver of any part of the property of, or assignment for the benefit of creditors by, Debtor; (e) any change of control of Debtor, as that term is used for purposes of SEC Regulation S-K, or (f) the occurrence of an event of default in any agreement between Debtor and/or Secured Party.

5.           Remedies.  UPON DEFAULT AND AT ANY TIME THEREAFTER, SECURED PARTY MAY DECLARE ALL OBLIGATIONS SECURED HEREBY IMMEDIATELY DUE AND PAYABLE AND SHALL HAVE THE REMEDIES OF A SECURED PARTY UNDER THE UNIFORM COMMERCIAL CODE OF TEXAS, including without limitation the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose may, so far as Debtor can give authority therefor, with or without judicial process, enter (if this can be done without breach of the peace), upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom (provided that if the Collateral is affixed to real estate, such removal shall be subject to the conditions stated in the Uniform Commercial Code of Texas); and the Secured Party shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to Debtor's right of redemption in satisfaction of the Debtor's Obligations as provided in the Uniform Commercial Code of Texas.  Secured Party without removal may render the Collateral unusable and dispose of the Collateral on the Debtor's premises.  Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party for possession at a place to be designated by Secured Party which is reasonably convenient to both parties.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor at least 5 days' notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Debtor shown at the beginning of this agreement at least ten days before the time of the sale or disposition.  Secured Party may buy at any public sale.  The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorney's fees and legal expenses incurred by Secured Party, shall be applied in satisfaction of the Obligations secured hereby.  The Secured Party will account to the Debtor for any surplus realized on such disposition and the Debtor shall remain liable for any deficiency.

The remedies of the Secured Party hereunder are cumulative and the exercise of any one or more of the remedies provided for herein or under the Uniform Commercial Code of Texas shall not be construed as a waiver of any of the other remedies of the Secured Party so long as any part of the Debtor's Obligation remains unsatisfied.

6.           General.  No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion.  All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns; and all obligations of Debtor shall bind its successors or assigns.  If there be more than one Debtor, their obligations hereunder shall be joint and several.  This agreement shall become effective when it is signed by Debtor.

All rights of the Secured Party in, to and under this agreement and in and to the Collateral shall pass to and may be exercised by any assignee thereof.  The Debtor agrees that if the Secured Party gives notice to the Debtor of an assignment of said rights, upon such notice the liability of the Debtor to the assignee shall be immediate and absolute.  The Debtor will not set up any claim against the Secured Party as a defense, counterclaim or set-off to any action brought by any such assignee for the unpaid balance owed hereunder or for the possession of the Collateral, provided that Debtor shall not waive hereby any right of action to the extent that waiver thereof is expressly made unenforceable under applicable law.

If any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

Secured Party:                                                         Debtor:

By:___________________________                      By:____________________________
Its:                                                                           Its:

Curado Energy Resources, Inc.

By:
Its:

ASSIGNMENT

FOR VALUE RECEIVED, the Secured Party sells, assigns and transfers to ____________________________________________, its successors and assigns with recourse, all right, title and interest in, to and under the foregoing agreement and in and to the Collateral therein described, with authority to take either in its own name or in the name of the Secured Party, but for its own benefit, all such proceedings, legal or equitable, as the Secured Party might have taken but for this assignment.
The Secured Party warrants that the foregoing agreement represents a valid security agreement as provided under the laws of the State of ________________.

*__________________________________

By:________________________________
Its:

Guaranty Agreement

This Guarantee Agreement is entered into by Curado Energy Resources, Inc., a Texas corporation, in favor of South Beach Live, Inc., a Florida corporation, to guarantee an obligation of Gulf Onshore, Inc., a Nevada corporation.  Gulf Onshore purchased all of the shares of Curado from South Beach, providing a Promissory Note as consideration.  Curado acknowledges that is has and will receive substantial benefit from its acquisition by Gulf Onshore, and in furtherance of this transaction provides this guarantee.

For value received, and in consideration of, and in order to induce South Beach to accept a promissory note from Gulf Onshore in exchange for all of the shares of Curado, Curado hereby unconditionally guarantees to South Beach the full and prompt performance by Gulf Onshore of all obligations under the promissory note that Gulf Onshore presently or hereafter may have, and under any other agreement related to it, including but not limited to, the Security Agreement in favor of South Beach.

Curado furthermore agrees to indemnify South Beach against any losses it may sustain and expenses it may incur as a result of any default by Gulf Onshore under the promissory note and/or as a result of the enforcement or attempted enforcement by South Beach of any of its rights against Gulf Onshore or Curado under the promissory note or Security Agreement.

Curado expressly waives all defenses which might constitute a legal or equitable discharge of a surety or guarantor, and agree that this guaranty shall be valid and unconditionally binding upon it regardless of:

1. Reorganization, merger or consolidation of Gulf Onshore or Curado into or with another entity, corporate or otherwise, or the sale or other disposition of all or substantially all of the capital stock, business or assets of lessee to any other person or party, or

2.  The dissolution of Gulf Onshore or Curado, or

3. The voluntary or involuntary bankruptcy (including a reorganization in bankruptcy) of Gulf Onshore or Curado.

South Beach waives notice of and consent to Curado or Gulf Onshore’s operation of and receipt of any and all revenues derived from any of the assets of Curado, including any oil and gas production, or payment for lease, sublease or farmout of any oil and gas properties, as well as the disposition or assignment of any interest in non-producing oil or gas wells.  South Beach does not waive notice of the sale or disposition of any producing oil and gas leasehold interest, and reserves the right to purchase such property at the offered price.

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  The parties agree that this guaranty shall remain and continue in full force and effect notwithstanding any renewal, modification or extension of the promissory note, and Curado expressly waives all notice of and consent to any such renewal, modification or extension and to the execution by Gulf Onshore of any documents pertaining to it.

Curado further agrees that its liability under this guaranty shall be absolute primary and direct, and that South Beach shall not be required to pursue any right or remedy it may have against Gulf Onshore under the promissory note or otherwise (and shall not be required to first commence any action or obtain any judgment against Gulf Onshore) before enforcing this guaranty against Curado, and that Curado will upon demand, pay South Beach any and all amounts due under the promissory note in the event that Gulf Onshore defaults under any provision of the promissory note.

Curado agrees furthermore that the failure of South Beach to insist in any one or more instances upon a strict performance or observance of any of the terms, provisions or covenants of the promissory note or Security Agreement, or to exercise any of its rights under them, shall not be construed or deemed to be a waiver or relinquishment for the future of any such terms, provisions, covenants or rights, but such terms, provisions, covenants and rights shall continue and remain in full force and effect.

No assignment or other transfer by South Beach of any interest, right or obligation under the promissory note shall extinguish or diminish the unconditional absolute primary and direct liability of Curado under this guaranty. Curado consents to and waives all notice of any such assignment, transfer or assumption.   Furthermore, any such assignee or transferee shall have all of the rights of South Beach and may enforce this guaranty against Curado with the same force and effect as if this guaranty were given to such assignee in the first instance. This guaranty shall inure to the benefit of South Beach, and its successors and assigns, and shall be binding upon Curado and its successors and assigns.

This guaranty shall be governed as to validity, interpretation, effect and in all other respects by the laws and decisions of the State of Texas. The undersigned do submit to the jurisdiction of any court (federal, state or local) having situs within the State of Texas, expressly waiving personal service of process and consent to service by certified or registered mail, return receipt requested, directed to the last known address of the undersigned, which service shall be deemed completed within 10 days after the date of mailing.

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In witness, the undersigned have executed this guaranty this 26th day of August, 2008.

Curado Energy Resources, Inc.

________________________________________

By:             ________________________________

Its:             ________________________________

Gulf Onshore, Inc.

________________________________________

By:            ________________________________

Its:            ________________________________

South Beach Live, Inc.

________________________________________

By:         __________________________________

Its:          __________________________________

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